Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Precision Strip, Inc. Retirement and Savings Plan

Minster, Ohio

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-147226) of Precision Strip, Inc. of our report dated June 21, 2012 relating to the financial statements and supplemental schedule of the Precision Strip, Inc. Retirement and Savings Plan which appear in this Annual Report on Form 11-K for the year ended December 31, 2011.

/s/ BDO USA, LLP

BDO USA, LLP

Los Angeles, California

June 21, 2012